                                                                  EXHIBIT 10.13

                       ENVIRONMENTAL INDEMNITY AGREEMENT

     THIS ENVIRONMENTAL INDEMNITY AGREEMENT (the "Agreement") is entered into as of December 12, 1997, by and among TSI REALTY COMPANY, a Delaware corporation (the "Borrower"), whose mailing address is 1241 East Main Street, Stamford, CT 06902, TITAN SPORTS, INC. ("Principal"), whose mailing address is 1241 East Main Street, Stamford, CT 06902 (the Borrower and Principal are hereinafter collectively referred to as the "Indemnitors"), for the benefit of GMAC COMMERCIAL MORTGAGE CORPORATION (the "Lender"), whose mailing address is 650 Dresher Road, Horsham, PA 19044:

                                    Recitals
                                    --------

     WHEREAS, Borrower has requested that Lender loan $12,000,000 (the "Loan") to Borrower as evidenced by a promissory note (the "Note"), dated as of even date herewith, in the original principal sum of $12,000,000 which Loan and Note will, among other things, be secured by that certain open end mortgage deed, assignment of rents and security agreement (the "Instrument"), dated as of even date herewith, executed by Borrower for the benefit of Lender and encumbering the Property (as hereinafter defined); and

     WHEREAS, Principal owns a direct or indirect interest in Borrower and Principal will receive a direct or indirect benefit from the making of the Loan by Lender to Borrower; and

     WHEREAS, Lender would not make the Loan to Borrower unless Indemnitors executed and delivered this Agreement to Lender.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, indemnitors and Lender hereby agree as follows:

1.   Definitions.  As used in this Agreement:

     (i) "Property" shall collectively mean all or any portion of the real property located in the City of Stamford, Fairfield County, Connecticut, more particularly described in Exhibit A attached to this Agreement and incorporated
                          ---------
herein by reference for all purposes, together with all improvements and fixtures located thereon, all property used in or connected with the operation of the business located thereon, and the soil, ground water, surface water and air located at such real property; (ii) "Environmental Laws" shall mean and include any federal, state or local statute, law, rule, regulation, ordinance, code, policy, rule of common law, judicial order, administrative order, consent decree, or judgment now or hereafter in effect, in each case, as has been amended from time to time, relating to the environment, health or safety, including the National Environmental Policy Act (42 U.S.C. (S)4321 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. (S)9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act (42 U.S.C. (S)6901 et seq.), as amended by the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act (49 U.S.C. (S)1801 et seq.), the

Toxic Substances Control Act (15 U.S.C. (S)2601 et seq.), the Clean Water Act (33 U.S.C. (S)1321 et seq.), the Clean Air Act (42 U.S.C. (S)7401 et seq.), the Occupational Safety and Health Act (29 U.S.C. (S)651 et seq.), the Federal Water Pollution Control Act (33 U.S.C. (S)1251 et seq.), the Safe Drinking Water Act (42 U.S.C. (S)3808 et seq.), and any similar federal, state or local laws, ordinances or regulations implementing such laws; (iii) "Governmental Entity" shall mean and include the State of Connecticut, County of Fairfield, City of Stamford, the United States Environmental Protection Agency, the United States Department of Labor, the United States Department of Transportation, any successors thereto, or any other federal, state or local governmental agency now or hereafter regulating substances and materials in the environment located at or adjacent to the Property; (iv) "Hazardous Materials" shall mean and include
(a) any solid, gaseous or liquid wastes (including hazardous wastes), hazardous air pollutants, hazardous substances, hazardous materials, regulated substances, restricted hazardous wastes, hazardous chemical substances, mixtures, toxic substances, pollutants or contaminants or terms of similar import, as such terms are defined in any Environmental Law and as such definition may change from time to time, (b) any substance or material which now or in the future is known to constitute a threat to health, safety, property or the environment or which has been or is in the future determined by any Governmental Entity to be capable of posing a risk of injury to health, safety, property or the environment or exposure to which is prohibited, limited or regulated by any Environmental Law or Governmental Entity, including all of those materials, wastes and substances designated now or in the future as hazardous or toxic by any Governmental Entity, and (c) any petroleum or petroleum products or by-products, radioactive materials, asbestos, whether friable or non-friable, urea formaldehyde foam insulation, polychlorinated biphenyls, or radon gas; and (v) "including" shall be deemed to mean "including, without limitation".

2. Indemnitors' Representations and Warranties. As of the date hereof Indemnitors hereby represent and warrant, each as to itself, that: (a) there are no Hazardous Materials located in, on, under, upon or affecting the Property or, to the knowledge of Indemnitors, any of the real property or water bodies adjacent to the Property; (b) no notice has been received by or on behalf of any of the Indemnitors from, and Indemnitors have no knowledge that notice has been given to any party in the Property's chain of title or to the Borrower by, any Governmental Entity or any person or entity claiming any violation of, or requiring compliance with, any Environmental Laws or demanding payment or contribution for any environmental damage in, on, under, upon or affecting the Property; (c) no investigation, administrative order, consent order or agreement, litigation, or settlement with respect to Hazardous Materials located in, on, under, upon or affecting the Property is pending, or, to the knowledge of any of the Indemnitors, proposed, threatened or anticipated; (d) Indemnitors have delivered to Lender, not less than thirty (30) days prior to the date hereof, true, correct and complete copies of all environmental reports, surveys, audits and/or studies, concerning the Property in their possession; (e) to Indemnitors' knowledge, no property adjoining the Property is being used, or has ever been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials; (f) the execution, delivery and performance by the Indemnitors of this Agreement does not and will not contravene any (i) law or governmental rule, regulation or order which is applicable to the Indemnitors, and no authorization approval or other action by, and no notice to or filing with, any Governmental Entity is required for the due execution, delivery and performance by either of the Indemnitors of this Agreement, or (ii) contractual restriction which is binding upon or which affects either of the Indemnitors, and does not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any properties of either of the Indemnitors;
(g) the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business in each jurisdiction where the conduct of its business requires such qualification and has full corporate or partnership power and authority to enter into and perform its obligations under this Agreement; and (h) this Agreement is a legal, valid and binding obligation of each of the Indemnitors, enforceable against each of the Indemnitors in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting generally the enforcement of creditors' rights and to general principles of equity.

3. Covenants. Indemnitors covenant and agree that Borrower shall not (a) cause, permit or exacerbate the presence, use, generation, manufacture, production, processing, installation, release, discharge, storage (including above- and under-ground storage tanks for petroleum or petroleum products, but excluding small containers of gasoline and oil used for maintenance equipment or similar purposes), treatment, handling, or disposal of any Hazardous Materials on, under, in or about the Property, or in any way affecting the Property or which may form the basis for any present or future claim, demand or action seeking cleanup or remediation of the Property, or the transportation of any Hazardous Materials to or from the Property; or (b) cause, permit or exacerbate any occurrence or condition on the Property that is or may be in violation of any Environmental Law. Indemnitors shall take all appropriate steps to secure compliance by all tenants and subtenants on the Property with Indemnitors' covenants and agreements in this paragraph 3. Indemnitors shall at all times comply fully and in a timely manner with, and shall cause all employees, agents, contractors, and subcontractors of Borrower and any other persons occupying or present on the Property to so comply with (x) any program of operations and maintenance (O&M) relating to the Property that is required by Lender with respect to one or more Hazardous Materials and (y) all applicable Environmental Laws, and shall keep the Property free and clear of any liens imposed pursuant to such Environmental Laws. Borrower shall promptly notify Lender in writing of
(i) any enforcement, cleanup, remediation, removal or other governmental or regulatory action, investigation, or any other proceeding instituted, completed or threatened in connection with any Hazardous Materials in, on, under or affecting the Property; (iii) any suit, cause of action, or any other claim made or threatened by any third party against Borrower or the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials; and (iii) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause all or any portion of the Property to be subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law, and immediately deliver a copy of such notice or advice to Lender. Following such notice or advice, Borrower shall conduct and complete all investigations, studies, sampling, testing, and all remedial actions necessary to clean up, remediate and remove all Hazardous Materials from the Property in accordance with all applicable Environmental Laws. The provisions of this paragraph 3 shall be in addition to any and all obligations and liabilities that Borrower may have under applicable law.

4. Indemnification. Indemnitors shall, jointly and severally, protect, defend (by counsel selected by Lender and reasonably acceptable to Indemnitors), indemnify and hold harmless Lender and Lender's officers, directors, partners, shareholders, employees, affiliates, agents, attorneys, lessees, successors and assigns and any successors to Lender's interest in the Loan or the Property, their officers, directors, partners, shareholders, employees, affiliates, agents, attorneys, lessees, successors and assigns (collectively, the "Indemnitees") from and against all liabilities (including sums paid in settlement of claims), losses (including lost profits and diminution in the value of the Loan or the Property), costs, obligations, demands, suits, liens, damages (including consequential and punitive damages), fines (including any sums ordered to be paid or expended by Indemnitees by any Governmental Entity as a fine, penalty or damages for any violation of any Environmental Law or to remediate, clean-up or remove any Hazardous Materials), assessments, penalties, forfeitures, actions, defenses, administrative proceedings (including informal proceedings), judgments, orders, equitable relief, expenses (including experts' and consultants' fees and costs), attorneys' fees and expenses (including any fees and expenses incurred in enforcing or interpreting this Agreement), and claims (including third party claims for personal injury or real or personal property damage) of any kind or nature whatsoever (whether foreseeable or unforeseeable, contingent or noncontingent, or arising out of contracts entered into or indemnifications provided by Indemnitees or otherwise) (collectively, the "Liabilities") sought from or asserted against Indemnitees in connection with, in whole or in part, directly or indirectly, (a) the breach of any representation, covenant or agreement of either of the Indemnitors contained in this Agreement, and/or (b) the presence, suspected presence, release, suspected release, or threat of release of any Hazardous Materials in, on, under, from or affecting (1) the Property and/or (2) any real property adjacent to or in the vicinity of the Property to which Hazardous Materials have (x) spread from the Property or (y) been released in, on or under as a result of or in connection with the operations of the Property. Such Liabilities shall include: (i) injury or death to any person, (ii) damage to or loss of use of the Property or any other property or ground water, waterway or body of water adjacent to the Property; (iii) the cost of removal, clean-up or remedial action of any and all Hazardous Materials from the Property or surrounding area including any ground water, waterway or body of water and the preparation of any closure or other activity required by any Governmental Entity; (iv) the cost required to take necessary precautions to protect against the release of any Hazardous Materials in, on or under the Property, the air, any ground water, waterway or body of water, any public domain or any surrounding areas to the Property; (v) the cost of any demolition and rebuilding or repair of improvements on the Property or in any surrounding areas to the property; (vi) any lawsuit brought or threatened, settlement reached, or governmental order relating to the presence, suspected presence, disposal, release or threatened release of any Hazardous Materials in, on, under, from or affecting the Property or in any surrounding areas to the Property; and (vii) the imposition of any lien on or against the Property or in any surrounding areas to the Property arising from the presence, disposal, release or threatened release of any Hazardous Materials in, on, under, from or affecting the Property.

5.  Bankruptcy Indemnity.

    (a) Principal agrees that it is not and will not be constituted as a "creditor" of Borrower, as follows: (i) Principal, as to itself only, represents and warrants that Principal is not a creditor of Borrower, has not advanced any loans or incurred any liability or contingent liability with respect to which there is or could arise any obligation of Borrower to repay Principal for money borrowed or indebtedness owed; (ii) Principal agrees that any advances made by it to Borrower shall be advanced as contributions of capital and not as loans, and any obligations or contingent obligations undertaken by Principal for the benefit of a Borrower shall, in the event of payment by Principal with respect thereto, be accounted for as between Principal and Borrower as a contribution of capital so that Principal will have no right of subrogation, reimbursement or repayment with respect thereto; and (iii) Principal covenants and agrees that any claims by Principal against Borrower, or any adjustments as between Principal and Borrower; in its right to receive payment or any other value from Borrower, resulting in either case from the advance of funds by Principal to Borrower or from any claim of Principal by reason of a payment made or liability discharged for the benefit of Borrower, will, if and as separately arranged by the relevant parties, be provided for (x) by changes in the respective ownership rights or rights to receive partnership distributions or corporate dividends in respect of capital of the partners or shareholders of Borrower or (y) by payments between or other contributions or exchanges among the partners or shareholders of Borrower, but (z) will not be provided by creation or recognition of any right to receive repayment or reimbursement from Borrower in respect of indebtedness or credit advanced.

     (b) Principal hereby irrevocably waives any right of subrogation, reimbursement or any other right or claim as a creditor for payment by Borrower or from any of the Property or reimbursement from Borrower with respect to the amount of any payment by Principal to any of the Indemnitees in respect of this Agreement. This waiver shall survive the repayment of the Loan, as it is the intention and the purpose of the Lender and Principal that Principal shall not have, by reason of any payment in respect of the Loan or this Agreement, any claim or interest as a creditor against Borrower.

6. No Limitation. The liability of Indemnitors under this Agreement shall in no way be limited or impaired by, and Indemnitors hereby consent to and agree to be bound by, any amendment or modification of the provisions of the Note, the Instrument or any other Loan Document (as defined in the Instrument). In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Instrument or any other Loan Document, (ii) any sale or transfer of all or part of the Property by operation of law or otherwise; provided, however, that in the event of a transfer and assumption approved by Lender in accordance with paragraph 38 of the Instrument, the Indemnitors shall be liable only for acts or omissions of any Indemnitor occurring prior to such transfer and assumption approved by Lender, (iii) any exculpatory provision in the Note, the Instrument or any other Loan Document limiting Lender's recourse to property encumbered by the Instrument or to any other security, or limiting Lender's rights to a deficiency judgment against Borrower, (iv) the release of Borrower or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in the Note, the Instrument or any other Loan Document by operation of law, Lender's voluntary act, or otherwise or
(v) the release or substitution in whole or in part of any security for the Note.

7. Independent Remedies. Lender may enforce the obligations of Indemnitors without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Instrument or any other Loan Document or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Lender from simultaneously or otherwise exercising any of its rights and remedies under the Note, the Instrument or any other Loan Document.

8. Payment. Any amounts payable to Lender under this Agreement shall become immediately due and payable and, if not paid within ten (10) days of written demand therefor, shall bear interest at the monetary default interest rate provided for in the Note from the date of such demand.

9. Borrower's Cooperation. Borrower shall cooperate with Lender, and provide access to Lender, any representative of Lender (including a receiver) and any professionals engaged by Lender, upon Lender's request, to conduct environmental assessments, audits, investigations, testing, sampling, analysis and similar procedures on the Property, including any phase I or phase II environmental audit of the Property, which phase II environmental audit will not unreasonably disturb the Borrower's use of the Property. The right of Lender to take samples from the Property shall include taking samples of soil, ground water or other water, air, or building materials. Borrower shall also promptly provide true, correct and complete copies of any and all environmental reports and/or test results concerning the Property obtained by Borrower from and after the date hereof.

10. Assignment. This Agreement shall bind and inure to the benefit of the parties and their respective heirs, executors, successors and assigns. Lender and any successor to Lender's interest in the Loan or the Property may assign all or any part of its rights or remedies under this Agreement to any party or parties (without limitation) who acquires an interest in the Loan or the Property; provided, however, the indemnification granted to Lender and each successive assignee shall continue to exist for the benefit of such party notwithstanding any such assignment of this Agreement by such party. Indemnitors may not assign any of their rights or obligations under this Agreement.

11. Survival. The representations, warranties, covenants, indemnities, and other obligations and liabilities of Indemnitors under this Agreement shall survive the repayment of the Loan, any sale or transfer of the Property, or any entry of a judgment of foreclosure, foreclosure sale of the Property (whether by judicial or non-judicial process) or the delivery or acceptance of a deed in lieu of foreclosure concerning the Property.

12. Construction. This Agreement shall be governed by and construed in accordance with the laws of the state in which the Property is located without giving effect to principles of conflict of law. Nothing contained in this Agreement shall constitute a waiver of any of Indemnitees' rights or remedies at law or in equity. If any provision of this Agreement or the application thereof to any party or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to parties or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision shall be valid and be enforced to the fullest extent permitted by law.

13. Jurisdiction. Indemnitors covenant and agree (i) that in any action or proceeding brought by any Indemnitee against any Indemnitor under this Agreement, the state district court located in the county wherein the Property is located, or, in a case involving diversity of citizenship, the United States District Court for the Federal District in which the Property is located, shall have jurisdiction over any such action or proceeding; and (ii) that service of any summons and complaint or other process in any such action or proceeding may be made by registered or certified mail directed to Indemnitors to their addresses set forth above, Indemnitors hereby waiving personal service thereof.

14. No Third Party Beneficiary. The terms of this Agreement are for the sole and exclusive protection and use of the Lender and its successors and assigns as permitted under paragraph 10 above. No party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party. It is agreed that those persons and entities included in the definition of the Lender are not such excluded third party beneficiaries.

15. WAIVER OF JURY TRIAL. INDEMNITORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS AGREEMENT, THE NOTE, THE INSTRUMENT, ANY OTHER LOAN DOCUMENT, ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

     INDEMNITORS HEREBY ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY WAIVE THEIR RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE LENDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

     This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.

     IN WITNESS WHEREOF, Indemnitors have executed this Agreement as of the date first written above.

                                INDEMNITORS:

                                TSI REALTY COMPANY


                                By:___________________________________________

                                ______________________________________________

                                TITAN SPORTS, INC.


                                By:___________________________________________

                                      Douglas G. Sages
                                      Executive Vice President - Finance
                                      Chief Financial Officer